Exhibit 10.3

DIRECTOR “IN LIEU OF CASH FEES” STOCK AWARD AGREEMENT

Pursuant to the

FINANCIAL INSTITUTIONS, INC.

2015 LONG-TERM INCENTIVE PLAN

Name of Director:

Date of Grant:

Number of Shares:

Share Value on Date of Grant:

This STOCK AWARD AGREEMENT (this “Agreement”), dated as of May 6, 2015 is made between Financial Institutions, Inc. (the “Company”) and the above-named individual (the “Director”) to record the grant to the Director of an award of shares of Common Stock (the “Award”) on the Date of Grant set forth above pursuant to Section 6.7 of the Financial Institutions, Inc. 2015 Long-Term Incentive Plan (the “Plan”). Capitalized terms not defined in this Agreement shall have the meaning given to such terms under the Plan.

The Company and the Director hereby agree as follows:

Section 1. Grant of Shares. In lieu of payment to the Director of cash fees in an amount equal to the Number of Shares multiplied by the Share Value on the Date of Grant, each as set forth above, which the Director would otherwise be entitled to receive for his or her services as a director of the Company, the Company hereby grants to the Director as of the Date of Grant, an Award for the Number of Shares set forth above of shares of Common Stock (the “Shares”), subject to and in accordance with the terms and conditions of the Plan and this Agreement. The Shares shall be 100% vested as of the Date of Grant.

Section 2. Rights as Shareholder. The Director, as record holder of the Shares, shall possess all the rights of a holder of Common Stock.

Section 3. Securities Law Matters.

(a) The Director understands that the issuance of the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of the exemption in Section 4(a)(2) of the Securities Act which depends on his or her intention to hold the Shares for investment purposes. The Director understands that the Shares must be held in a manner consistent with the rules and regulations of the Securities and Exchange Commission unless they are subsequently registered under the Securities Act or an exemption from registration is available, and that the Company is under no obligation to register the Shares or to effect compliance with any exemption from such registration requirements.

(b) As a precondition to the Company’s execution of this Agreement and the grant of the Restricted Stock hereunder, the Director represents to the Company that the Shares are being acquired by the Director solely for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of the same.

(c) The Director acknowledges and agrees that the Shares may not be offered for sale, sold, pledged, hypothecated or otherwise transferred or disposed of in any manner inconsistent with this Agreement or the Plan unless (i) a registration statement with respect to the sale or transfer of the Shares shall then be effective under the Securities Act, or (ii) the Company shall have received an opinion of counsel in form and substance satisfactory to counsel for the Company that the proposed sale or transfer of the Shares is exempt from the registration requirements of the Securities Act and may otherwise be effected in compliance with any other applicable law, including all applicable state securities laws.

(d) Each share certificate representing the Shares shall bear a legend indicating that such Shares were granted in reliance on an exemption from registration under the Securities Act and are subject to the restrictions on transferability under the Securities Act as set forth in this Section 3.

4. Governing Law. This Agreement shall be governed by the laws of the State of New York to the extent not preempted by federal law, without reference to principles of conflict of laws, and construed accordingly.

IN WITNESS WHEREOF, the Company and the Director have caused this Agreement to be executed on the date set forth opposite their respective signatures, but effective as of the Date of Grant.

Dated:	FOR THE COMPANY:

By:
Name:
Title:

Dated:	DIRECTOR:

By:
Name: